Exhibit h.2.a

AMENDMENT AND JOINDER

This Amendment, dated as of May 2, 2017, to the Transfer Agency and Service Agreement dated August 20, 2010, as amended (the “Agreement”) between Boston Financial Data Services, Inc. (“Boston Financial”) and the RidgeWorth Funds is entered into by and among Boston Financial, Virtus Fund Services, LLC (“VFS”), each RidgeWorth Fund, individually and not jointly (each an “Acquired Fund”), and the series of Virtus Asset Trust, individually and not jointly (each an “Acquiring Fund”). Each of the Acquired Funds and the Acquiring Funds are identified on Appendix A hereto.

RECITALS

WHEREAS, each Acquired Fund is to be merged with and into the corresponding Acquiring Fund following receipt of the approval of the shareholders of such Acquired Fund;

WHEREAS, in connection with each such merger, each of the Acquired Funds desires to transfer all of its rights and obligations under the Agreement to the corresponding Acquiring Fund and the Acquiring Funds are willing and able to accept such rights and obligations;

WHEREAS, each of the Acquiring Funds has appointed VFS as its transfer agent, dividend disbursing and shareholder servicing agent, and each has authorized VFS to subcontract for the performance of those services in whole or in part;

WHEREAS, the Acquiring Funds and VFS wish to appoint Boston Financial to perform the services for the Acquiring Funds as sub-transfer agent to VFS, and Boston Financial wishes to accept such appointment; and

WHEREAS, the parties wish to amend the Agreement to reflect the foregoing changes;

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

I.  Changes to Parties; Transfers and Acceptance of Actions.

1.   Upon its respective merger, each Acquired Fund hereby transfers all of its rights, liabilities and obligations under the Agreement to the corresponding Acquiring Fund.

2.   Each Acquiring Fund hereby accepts such transfer of all of the rights, liabilities and obligations of the corresponding Acquired Fund under the Agreement, and VFS and each Acquiring Fund shall replace the corresponding Acquired Fund as a party to the Agreement following the completion of such Acquired Fund merger.

3.   BFDS hereby agrees to such transfer and accepts VFS and each Acquiring Fund as counterparties with respect to the Agreement; provided, however, an Acquired Fund will remain a party to this Agreement (in lieu of the corresponding Acquiring Fund and VFS) until the completion of such Acquired Fund’s merger.

4.   VFS and each of the Acquiring Funds shall be bound by the terms and conditions of the Agreement and shall assume, perform and discharge all of the obligations and liabilities of the Acquired Funds under or in connection with the Agreement, whether actual or contingent and whether arising on, before or after the Effective Date. Any Acquired Fund that remains a party to this Agreement (in lieu of the corresponding Acquiring Fund and VFS) pending the completion of such Acquired Fund’s merger shall continue to be bound by the terms and conditions of the Agreement.

5.   Upon completion of its merger with and into the corresponding Acquiring Fund, an Acquired Fund shall be released and discharged from all of its obligations and liabilities under or in connection with the Agreement, whether actual or contingent and whether arising on, before or after the date of such merger.

6.   Any series of RidgeWorth Funds that does not merge with and into a series of Virtus Asset Trust shall be unaffected by this Amendment and shall remain a party to the Agreement until such series is no longer a series of RidgeWorth Funds or is otherwise removed from the Agreement by additional action.

II. Modifications to Agreement Provisions.

1.  Section 1.3 of the Agreement is hereby deleted and replaced with the following:

“1.3 Individual Retirement Accounts. With respect to IRAs, SIMPLE IRAs, SEP IRAs, Roth IRAs and Coverdell Education Savings Accounts (“Individual Retirement Accounts”) offered by the Fund for its shareholders, Boston Financial may, upon request of the Fund and the Fund’s IRA custodian provide certain additional services to such Individual Retirement Accounts.”

2.  Section 14 of the Agreement is amended to remove the following phrase from the first sentence: “or, with regard to print/mail services, to DST Output, Inc., an affiliate of the Transfer Agent.”

From and after completion of the mergers, the following additional modifications to the Agreement shall be effective:

3.  Title. The Agreement shall be referred to as “The Sub-Transfer Agency and Services Agreement.”

4.  Parties. All references in the Agreement to “the Transfer Agent” shall be deemed to refer to the “Sub-Transfer Agent” or “Boston Financial,” as the context requires. Further, all references to “the Funds” throughout the Agreement shall be deemed to refer to “the Funds and VFS,” in each case except when the context otherwise requires.

5.  Whereas Clauses. The last “Whereas” clause on the first page of the Agreement shall be replaced with the following:

“WHEREAS, Virtus Fund Services, LLC (“VFS”) has been appointed by each of the Funds as transfer agent, dividend disbursing agent and shareholder servicing agent, and VFS has accepted each such appointment; and

WHEREAS, the Funds and VFS wish to appoint Boston Financial to perform transfer agency, dividend disbursing and shareholder services as their agent and as sub-transfer agent to VFS, and Boston Financial desires to accept such appointment.”

6.  Section 1.1 is amended to replace the first sentence of the lead-in paragraph with the following:

“1.1 Sub-Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Funds and VFS hereby employ and appoint Boston Financial to act as, and Boston Financial agrees to act as, the Sub-Transfer Agent for each Fund's authorized and issued shares ("Shares"), dividend disbursing agent, and shareholder servicing agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each Fund ("Shareholders"), including without limitation any periodic investment plan or periodic withdrawal program.”

7.  Section 4 of the Agreement is amended to (i) re-caption the Section as “Section 4 (Representations and Warranties of the Sub-Transfer Agent)”; and (ii) replace the lead-in sentence of that Section with the following: “The Sub-Transfer Agent represents and warrants to the Funds and to VFS that:”

8.  Section 5 of the Agreement is amended to (i) re-caption the Section as “Section 5 (Representations and Warranties of the Fund and VFS)”; (ii) replace the lead-in sentence of that Section with the following: “5A. Each Fund represents and warrants to the Sub-Transfer Agent that:” and (iii) add a new subsection as follows:

“5B. VFS represents and warrants to the Sub-Transfer Agent that:

5.6	It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware.

5.7	It is duly registered as a transfer agent under Section 17A(c)(2) of the 1934 Act and it will remain so registered for the duration of this Agreement. It will promptly notify the Sub-Transfer Agent in the event of any material change in its status as a registered transfer agent.

5.8	It is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

5.9	All corporate proceedings required by said organizational documents have been taken to authorize it to enter into and perform this Agreement.

5.10	It has obtained, from each Fund, all consents and approvals necessary for the subcontracting of the services being provided herein.”

9.  Section 16.12 of the Agreement is amended by replacing subsection (b) and adding new subsection (c) as follows:

(b) If to the Transfer Agent or the Funds, to:

Virtus Fund Services, LLC and/or the Funds

c/o Virtus Investment Partners, Inc.

101 Munson Street, Suite 104

Greenfield, Massachusetts 01301

Attention: Heidi Griswold, Vice President, Mutual Fund Services

Facsimile: (413) 774-1714

Email: heidi.griswold@virtus.com

with a copy to:

Virtus Investment Partners

100 Pearl Street, 9th Floor

Hartford, Connecticut 06103

Attention: Counsel

Facsimile: (860) 241-1005

10.  Schedule A to the Agreement is replaced in its entirety by Schedule A attached hereto; provided, however, each Acquired Fund listed on Schedule A hereto will remain listed as a party on Schedule A (in lieu of the corresponding Acquiring Fund) until the completion of such Acquired Fund’s merger.

III. Other Matters.

1.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment.

2.	In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

EACH ACQUIRED FUND, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A ATTACHED HERETO		EACH ACQUIRING FUND, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A ATTACHED HERETO

By:	/s/ Julia Short	By:	/s/ W. Patrick Bradley

Name:	Julia Short	Name:	W. Patrick Bradley

Title:	President and CEO	Title:	Executive Vice President

VIRTUS FUND SERVICES, LLC		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Heidi Griswold	By:	/s/ Patricia L. Crocker

Name:	Heidi Griswold	Name:	Patricia L. Crocker

Title:	Vice President	Title:	Chief Operations Officer

SCHEDULE A1

Acquired Fund	Acquiring Fund
RidgeWorth Ceredex Large Cap Value Equity Fund	Virtus Ceredex Large-Cap Value Equity Fund
RidgeWorth Ceredex Mid-Cap Value Equity Fund	Virtus Ceredex Mid-Cap Value Equity Fund
RidgeWorth Ceredex Small Cap Value Equity Fund	Virtus Ceredex Small-Cap Value Equity Fund
RidgeWorth Silvant Large Cap Growth Stock Fund	Virtus Silvant Large-Cap Growth Stock Fund
RidgeWorth Silvant Small Cap Growth Stock Fund	Virtus Silvant Small-Cap Growth Stock Fund
RidgeWorth Innovative Growth Stock Fund	Virtus Zevenbergen Innovative Growth Stock Fund
RidgeWorth International Equity Fund	Virtus WCM International Equity Fund
RidgeWorth Seix Core Bond Fund	Virtus Seix Core Bond Fund
RidgeWorth Seix Corporate Bond Fund	Virtus Seix Corporate Bond Fund
RidgeWorth Seix Total Return Bond Fund	Virtus Seix Total Return Bond Fund
RidgeWorth Seix U.S. Mortgage Fund	Virtus Seix U.S. Mortgage Fund
RidgeWorth Seix Limited Duration Fund	Virtus Seix Limited Duration Fund
RidgeWorth Seix Short-Term Bond Fund	Virtus Seix Short-Term Bond Fund
RidgeWorth Seix U.S. Government Securities Ultra-Short Bond Fund	Virtus Seix U.S. Government Securities Ultra-Short Bond Fund
RidgeWorth Seix Ultra-Short Bond Fund	Virtus Seix Ultra-Short Bond Fund
RidgeWorth Seix Floating Rate High Income Fund	Virtus Seix Floating Rate High Income Fund
RidgeWorth Seix High Income Fund	Virtus Seix High Income Fund
RidgeWorth Seix High Yield Fund	Virtus Seix High Yield Fund
RidgeWorth Seix Georgia Tax-Exempt Bond Fund	Virtus Seix Georgia Tax-Exempt Bond Fund
RidgeWorth Seix High Grade Municipal Bond Fund	Virtus Seix High Grade Municipal Bond Fund
RidgeWorth Seix Investment Grade Tax-Exempt Bond Fund	Virtus Seix Investment Grade Tax-Exempt Bond Fund
RidgeWorth Seix North Carolina Tax-Exempt Bond Fund	Virtus Seix North Carolina Tax-Exempt Bond Fund
RidgeWorth Seix Short-Term Municipal Bond Fund	Virtus Seix Short-Term Municipal Bond Fund
RidgeWorth Seix Virginia Intermediate Municipal Bond Fund	Virtus Seix Virginia Intermediate Municipal Bond Fund
RidgeWorth Conservative Allocation Strategy	Virtus Conservative Allocation Strategy Fund
RidgeWorth Growth Allocation Strategy	Virtus Growth Allocation Strategy Fund
RidgeWorth Moderate Allocation Strategy	Virtus Growth Allocation Strategy Fund

1 The RidgeWorth Capital Innovations Global Resources and Infrastructure Fund is not reflected above as it is not an Acquired Fund and shall remain a party to the Agreement until such series is no longer a series of RidgeWorth Funds or is otherwise removed from the Agreement by additional action.

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